EXHIBIT 10.9

                                    AGREEMENT

      AGREEMENT made as of the 25th day of January 2000 by and between Elgin Technologies, Inc., a Delaware corporation (the "Company") e2 Electronics, Inc., a Delaware corporation ("EEI"), Logic Laboratories, Inc., a Delaware corporation ("Logic"), Warren Power Systems, Inc., a Delaware corporation ("Warren") and William Mosconi of New York, New York ("Mosconi").

      WHEREAS, EEI, Logic and Warren (collectively, the "Subsidiaries") are the wholly owned subsidiaries of the Company; and

      WHEREAS, Mosconi is the Company's President, Chief Executive Officer and Chief Financial Officer and a member of the Company's board of directors; and

      WHEREAS, Mosconi is an officer and a member of the board of directors of each of the Subsidiaries; and

      WHEREAS, Mosconi and the Company are parties to that certain Employment Agreement dated as of October 10, 1997, pursuant to which the Company currently employs Mosconi as its Chief Executive Officer (the "Employment Agreement"); and

      WHEREAS, as of October 1, 1999 Mosconi has ceased to act in the above referenced capacities with respect to the Company's day-to-day business operations; and

      WHEREAS, the Company, the Subsidiaries and Mosconi wish to provide for Mosconi's resignation from such positions and for the termination of the Employment Agreement.

      NOW, THERFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Mosconi hereby resigns, and the Company and the Subsidiaries hereby accept Mosconi's resignation, effective immediately, from:

            a. The boards of directors of the Company and the Subsidiaries;

            b. The positions of President, Chief Executive and Chief Financial Officer of the Company; and

            c. All other posts, positions, appointments and offices of the Company and the Subsidiaries.

      2. Effective immediately, the Employment Agreement is hereby terminated and rendered null, void and of no further effect. Mosconi and the Company hereby waive and release each other from any and all liability, obligation, duty or responsibility thereunder, past or future, accrued, pending or otherwise, including but not limited to the restrictive covenants set forth in Paragraph 11 thereof.

      4. The Company and the Subsidiaries hereby hereby waive, release and hold Mosconi harmless, and Mosconi hereby waives, releases and holds the Company and the Subsidiaries harmless, from and against any and all claims, actions or choses in action that they or he may have against each other arising through the date hereof.

      5. Mosconi hereby covenants to the Company and the Subsidiaries that:

            a. From and after the date hereof, he shall, to the extent that the Company and its counsel determine in their reasonable discretion to be necessary and appropriate, cooperate, aid and assist in the defense, prosecution and/or discovery of any action, claim, litigation, administrative proceeding or enforcement action now threatened or pending or hereinafter threatened, made, brought or asserted by, against, involving or affecting the Company, the Subsidiaries or any stockholder, officer, director or employee thereof which arises or relates to facts or circumstances that occurred prior to the date of this agreement, including but not limited to that certain action presently pending in the Middlesex Massachusetts Superior Court entitled Inverness Corp., et at vs. Elgin e2, Inc., provided that the Company shall bear or reimburse Mosconi for the reasonable costs and expenses of such cooperation, aid and assistance;

            b. Immediately after the execution of this agreement, he shall either (i) assume the lease and all payments and other liabilities with respect to that certain 1998 Lincoln Continental automobile presently in his possession or (ii) return said automobile to the Company.

      6. The Company and the Subsidiaries hereby covenant to Mosconi that:

            a. From and after the date hereof, the Company and the Subsidiaries shall indemnify and hold Mosconi harmless from and against any claim, action or liability, including the reasonable costs and expenses of answering or defending same, now pending or hereinafter made, threatened or asserted by any third party or administrative or governmental agency, arising out of or directly in connection with Mosconi having acted or served as an officer or director of the Company or the Subsidiaries, including but not limited to that certain action presently pending in the Middlesex Massachusetts Superior Court entitled Inverness Corp., et al vs. Elgin e2, Inc.

            b. From and after the date hereof, the Company and the Subsidiaries shall indemnify and hold harmless Mosconi, Linda Ianieri, Primo Ianieri and Key International, Inc., a New Jersey Corporation (collectively, the "Guarantors"), from and against any claim, loss or liability arising under or pursuant to guarantees of payment and/or performance issued by the Guarantors, or any of them, with respect to obligations of the Company and/or any of the Subsidiaries to:


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

            (i) The State of Pennsylvania or any agency, bureau or department thereof; and

            (ii) Ascom Holding, Inc., a Delaware Corporation.

      5. This agreement shall be binding upon the parties hereto and their heirs, successors and assigns.

      6. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

      7. This agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may only be amended or modified by a writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have this day set their hands and seals:

ELGIN TECHNOLOGIES, INC.                   WILLIAM MOSCONI

/s/ Michel Smith                           /s/ William Mosconi
------------------------------------       -------------------------------------
By: Michael Smith
Its: Interim Chief Executive Officer


E2 ELECTRONICS, INC.                       WARREN POWER SYSTEMS, INC.

/s/ Michel Smith                           /s/ Michel Smith
------------------------------------       -------------------------------------
By: Michael Smith                          By: Michael Smith
Its: Interim Chief Executive Officer       Its: Interim Chief Executive Officer


LOGIC LABORATORIES, INC.

/s/ Michel Smith
------------------------------------
By: Michael Smith
Its:  Interim Chief Executive Officer


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